February 22, 2021

FOMO Corporation
1 E. Erie Street
Suite 525, Unit #2250
Chicago, IL 60611
Attn: Vikram Grover, CEO

Re: Consulting Agreement

Dear Mr. Vikram Grover,

This agreement (the "Agreement") sets forth the terms and conditions under which FOMO Corporation, you, ("you") will provide the consulting services described in Schedule 1 (the "Services") to Clean Peak Energy Group, LLC (the "Company").

1. SERVICES. The Company hereby engages you, and you hereby accept such engagement, as an independent contractor to provide the Services to the Company on the terms and conditions set forth in this Agreement. The Company shall not control the manner or means by which you perform the Services. You shall furnish, at your own expense, the materials, equipment, and other resources necessary to perform the Services. You shall comply with all rules and procedures communicated to you by the Company, including those related to safety, security, and confidentiality.

2. TERM. The term of this Agreement shall commence on February 22, 2021 and shall continue until terminated by either party in accordance with Section 11 (the "Term").

3. COMPENSATION AND EXPENSES.

3.1 Commission. As compensation for the Services and the rights granted to the Company under this Agreement, the Company shall pay you commission as set forth in Schedule 2, Compensation (the "Fees"). You acknowledge that you will execute and submit to the Company an IRS Form W-9. You shall be solely responsible for all federal, state and local taxes, as set out in Section 4.2. Unless otherwise agreed to in writing by the Company's Chief Executive Officer, you will be solely responsible for any travel or other costs or expenses incurred by you in connection with the performance of the Services.

4. RELATIONSHIP OF THE PARTIES.

4.1 You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company's behalf without the Company's prior written consent. **You will not release any public press releases or written statements about this agreement without the express written consent of the Company.**

4.2 Without limiting Section 4.1, you will not be eligible to participate in any vacation, group medical or life insurance, disability, retirement benefits, or any other fringe benefits or

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benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers' compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by you in connection with the performance of the Services shall be your employees or contractors and you shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

5. INTELLECTUAL PROPERTY RIGHTS.

5.1 The Company is and will be the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement and all other writings, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services (collectively, "Work Product") including all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively "Intellectual Property Rights") therein. You agree that the Work Product is hereby deemed "work made for hire" as defined in 17 U.S.C. § 101 for the Company and all copyrights therein automatically and immediately vest in the Company. If, for any reason, any Work Product does not constitute "work made for hire," you hereby irrevocably assign to the Company, your entire right, title, and interest throughout the world in and to the Work Product, including all Intellectual Property Rights therein, including the right to sue for past, present, and future infringement, misappropriation, or dilution thereof.

5.2 Upon the request of the Company, during and after the Term, you shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record, or enforce its rights in any Work Product and all Intellectual Property Rights therein. In the event the Company is unable, after reasonable effort, to obtain your signature on any such documents, you hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact, to act for and on your behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Work Product with the same legal force and effect as if you had executed them. You agree that this power of attorney is coupled with an interest.

5.3 As between you and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to you by the Company ("Company Materials"), including all Intellectual Property Rights therein. You have no right or license to reproduce or use any Company Materials except solely during the Term to the extent necessary to perform your obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. You have no right or license to use the Company's trademarks, service marks, trade names, logos, symbols, or brand names.

6. CONFIDENTIALITY AND NON-SOLICITATION. You acknowledge that in the performance of your Services you will have access to confidential, proprietary and trade secret information of the Company. You also may establish good will, which is a valuable asset of the

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Company, through personal contact with the Company's customers, suppliers, distributors, and vendors. You acknowledge and agree that all of these things will place you in an unfair competitive position as to the Company in the event that your Services should end for any reason and you should go into competition with the Company. You further acknowledge and agree that the terms and conditions set forth below are reasonable and necessary in order to protect the legitimate business interests of the Company. Therefore, in exchange for your compensation and any other benefits that you will receive in connection with your Services, you agree as follows:

6.1 During the period of your Services to the Company and after, you shall not, except as required in the performance of your authorized Services to the Company or with the Company's prior written permission: (a) use for any purpose or disclose to any person or entity, any confidential information of the Company acquired during the course of your Services to the Company; or (b) directly or indirectly, copy, take, or remove from the Company's premises, any of the Company's books, records, customer lists or other documents or materials.

Notwithstanding the provisions of this Section 6.1, under the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

The term "confidential information" as used in this Agreement means information that is not generally known to the public and that is used, developed or obtained by the Company or any affiliate in connection with its business, including, without limitation: all business information of any nature and in any form which is currently, or is in the future, proprietary to the Company; information concerning or relating to current or proposed products, formulations, services, strategies, or processes; current or proposed applications of the Company's current or proposed products, services, strategies, or processes; current or proposed know-how or show-how; trade secrets; the identity and contact information relating to customers, customer lists, price lists, methods of pricing, customers' special processing needs, customers' finances and financial needs, and any and all other information proprietary to customers; the identity and contact information relating to distributors, distribution lists and distributors' finances and financial needs; business, sales and/or marketing plans, strategies or projects and related information; information referring or relating to potential or proposed acquisitions; information referring or relating to current or potential licensees; any and all research, development and engineering projects, data, test results, designs, methods, formulae, production methods, processes, specifications, drawings, reports, software programs, or works of authorship; Company customer and employment policies; information relating to the identity of and business information for suppliers; any and all information relating to methods of operation, operating manuals, systems and procedures; financial strategies; market research; methods of determining prices, commissions, and fee schedules; or any other facts relating to product development and particular customer use of products, or to sales, income, marketing or finances of or by the Company.

6.2 During the period of your Services to the Company and for a period of two (2)

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years following the end of your Services for any reason, you shall not directly or indirectly, whether or not for compensation, either for your own account or as a partner, officer, director, shareholder, proprietor, employee, agent, independent contractor, security holder, consultant, or otherwise:

(i) take away or cause the loss of any "Customer" (as defined below), "Prospective Customer" (as defined below), and supplier, distributor, vendor or employee of the Company;

(ii) call on or solicit, or attempt to call on or solicit, any Customer or Prospective Customer of the Company for the purpose of providing any services or products that are similar to those provided by the Company and compete with the Company;

(iii) accept from any Customer or Prospective Customer business of the type performed by the Company;

(iv) interfere with, disrupt or attempt to interfere with or disrupt the relationship between the Company and any of its Customers, Prospective Customers, suppliers, distributors, vendors, or employees; or

(v) solicit or employ any employee or independent contractor employed by or under contract with the Company to terminate his or her employment or business relationship with the Company or to be employed by or provide services to a third party.

For purposes of this Agreement:

(i) "Customer" means any person, business or other entity for which the Company has provided or provides its products and/or services as well as any individual or business entity with respect to whom the Company has developed or established an ongoing business relationship in which such individual or business entity introduces or refers prospective customers to the Company.

(ii) "Prospective Customer" means any person or entity whose business is being actively solicited or actively considered for solicitation by the Company to become a customer, and you have actual knowledge of such actual or planned solicitation.

7. PUBLICITY. You hereby consent to any and all uses and displays, by the Company and its agents, of your name, voice, likeness, image, appearance, and biographical information in, on, or in connection with any pictures, photographs, audio and video recordings, digital images, websites, television programs, advertising, sales, marketing and business development efforts, marketing brochures, books, magazines, other publications, CDs, DVDs, tapes and all other printed and electronic forms and media throughout the world, at any time during or after the period of your Services to the Company, for all legitimate business purposes of the Company ("Permitted Uses"). You hereby forever release the Company and its affiliates and each of their owners,

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members, officers, managers, employees, agents, successors, and assigns from any and all claims, actions, damages, losses, costs, expenses, and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the period of your Services to the Company, in connection with any Permitted Use.

8. NON-DISPARAGEMENT. During and after your Services to the Company, you shall not publish or communicate any disparaging remarks, comments, statements or actions regarding the Company or its affiliates and each of their owners, members, officers, managers, employees, agents, successors, and assigns, for any reason whatsoever, to the maximum extent permitted by law. It shall not, however, be a violation of this Section 8 for: (a) you to make truthful statements when required to do so by a court of law or arbitrator, or by any governmental agency having supervisory authority over the Company or the parties, as the case may be; or (b) you to make truthful statements to the extent necessary with respect to any litigation, arbitration or mediation involving this Agreement including, but not limited to, enforcement of this Agreement.

9. YOUR REPRESENTATIONS AND WARRANTIES. You represent and warrant to the Company that: (a) you shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services, and you shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; (b) you shall perform the Services in compliance with all applicable federal, state, and local laws, rules, ordinances, orders and regulations, including without limitation, the CAN-SPAM Act, telemarketing "do not call" restrictions and similar applicable state and local consumer protection laws; (c) you will not perform any door-to-door marketing in connection with the Services; and (d) you will not prepare or distribute any marketing materials or engage in any telemarketing projects or initiatives without the prior written consent of the Chief Executive Officer.

10. INDEMNIFICATION. You shall defend, indemnify and hold harmless the Company and its affiliates and each of their owners, members, officers, managers, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys' fees) arising out of or resulting from: (a) bodily injury, death of any person, or damage to real or tangible personal property resulting from your acts or omissions; or (b) your breach of any representation, warranty, or obligation under this Agreement. The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to you.

11. TERMINATION.

11.1 You or the Company may terminate this Agreement for any reason upon 30 days written notice to the other party. However, the Company may immediately terminate this Agreement upon written notice to You for "Cause". For this purpose, "Cause" means:

(a) your conviction of any felony;

(b) your dishonesty in the course of performing the Services;

(c) your disclosure of Company trade secrets or violation of any confidentiality, non-competition, non-solicitation or similar restrictive covenants entered into between you and the Company, including the terms of Section 6 hereof;

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(d) willful and deliberate failure of you to perform the Services in any material respect;

(e) your violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or

(f) your engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

The Chief Executive Officer shall have sole discretion to determine whether Cause exists and his determination shall be final.

In the event of termination pursuant to this Section 11, the Company shall pay you any undisputed Fees then due and payable for any Services completed up to and including the date of such termination.

11.2 Upon termination of this Agreement for any reason, or at any other time upon the Company's written request, you shall promptly after such request or termination: (a) deliver to the Company all Work Product (whether complete or incomplete) and all materials, equipment, and other property provided for your use by the Company; (b) deliver to the Company all tangible documents and other media, including any copies, containing, reflecting, incorporating, or based on the Confidential Information; (c) permanently erase all of the Confidential Information from your computer systems; and (d) certify in writing to the Company that you have complied with the requirements of this clause.

11.3 The terms and conditions of Sections 5, 6, 7, 8, 10, 14 and 15 shall survive the termination of this Agreement.

12. OTHER BUSINESS ACTIVITIES. You may be engaged or employed in any other business, trade, profession, or other activity which does not place you in a conflict of interest with the Company; provided, that, during the Term, you shall not engage in activities that are substantially similar to the Services hereunder for another trade or business without the Company's prior written consent.

13. ASSIGNMENT. You shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

14. REMEDIES. In the event you breach or threaten to breach Sections 5, 6 or 8 of this Agreement, you hereby acknowledge and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief restraining such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. This equitable

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(d) willful and deliberate failure of you to perform the Services in any material respect;

(e) your violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or

(f) your engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

The Chief Executive Officer shall have sole discretion to determine whether Cause exists and his determination shall be final.

In the event of termination pursuant to this Section 11, the Company shall pay you any undisputed Fees then due and payable for any Services completed up to and including the date of such termination.

11.2 Upon termination of this Agreement for any reason, or at any other time upon the Company's written request, you shall promptly after such request or termination: (a) deliver to the Company all Work Product (whether complete or incomplete) and all materials, equipment, and other property provided for your use by the Company; (b) deliver to the Company all tangible documents and other media, including any copies, containing, reflecting, incorporating, or based on the Confidential Information; (c) permanently erase all of the Confidential Information from your computer systems; and (d) certify in writing to the Company that you have complied with the requirements of this clause.

11.3 The terms and conditions of Sections 5, 6, 7, 8, 10, 14 and 15 shall survive the termination of this Agreement.

12. OTHER BUSINESS ACTIVITIES. You may be engaged or employed in any other business, trade, profession, or other activity which does not place you in a conflict of interest with the Company; provided, that, during the Term, you shall not engage in activities that are substantially similar to the Services hereunder for another trade or business without the Company's prior written consent.

13. ASSIGNMENT. You shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

14. REMEDIES. In the event you breach or threaten to breach Sections 5, 6 or 8 of this Agreement, you hereby acknowledge and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief restraining such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. This equitable

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Kindly execute this letter and return it to the undersigned.

Very truly yours,

CLEAN PEAK ENERGY GROUP, LLC

By: ______________________________ 2/22/2021
Edward Levene
Chief Executive Officer

ACCEPTED AND AGREED:

FOMO Corporation

By: ______________________________
Vikram Grover
Chief Executive Officer

SCHEDULE 1

Services

- Leverage existing relationships and build new relationships with commercial property owners, property management companies and similar companies or individuals to procure energy service contracts for the Company.

- Act as a liaison of the Company to procured customers, including acquiring historical usage and utility bills, equipment specifications, overseeing technical recommendations and coordination of metering equipment installations and maintaining relationships with customers as needed.

- Provide the Company leads of potential customers.

SCHEDULE 2

Compensation

Consultant will be entitled to commission pay in an amount equal to fifty percent (50%) of the Company's "Net Profit" from each energy service contract (for contracts related to using a building's thermal mass as energy storage) procured by Consultant. Such commission pay shall be considered earned, and payable to Consultant within 30 days, after customer payments have been actually received by the Company. For this purpose, payments from customers procured by Consultant that are received within 45 days after termination of this Agreement by the Company without Cause will be considered actually received by the Company during the term of this Agreement.

For purposes of this Agreement, "Net Profit" means the revenue earned by the Company from each service contract, less all costs of the Company to provide the services under such contract, as determined by the Chief Executive Officer.

Upon termination of this Agreement for any reason, all commission pay earned and due to Consultant will be paid to Consultant within 30 days of the date of termination.

Revenue from electricity sales generated from customers referred to the Company by Consultant will be covered under a separate written agreement between the Company and Consultant.

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